UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: November 12, 2001
                        ---------------------------------
                        (Date of earliest event reported)


                           THE PHOENIX COMPANIES, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

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


                Delaware                                   1-16517                                06-0493340
                --------                                   -------                                ----------
     (State or other jurisdiction of              (Commission File Number)             (IRS Employer Identification No.)
             incorporation)
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               One American Row, Hartford, Connecticut 06102-5056
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                  860-403-5000
                                  ------------
              (Registrant's telephone number, including area code)


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Item 7.  Exhibits.

     99.1 Press release of Phoenix Investment Partners, Ltd., the wholly owned asset management subsidiary of The Phoenix Companies, Inc., dated November 12, 2001, regarding the announcement of a definitive agreement to acquire a majority interest in Kayne Anderson Rudnick Investment Management, LLC.

Item 9.  Regulation FD Disclosure.

     On November 12, 2001, Phoenix Investment Partners, Ltd. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                    THE PHOENIX COMPANIES, INC.


                                           By:      /s/ Carole A. Masters
                                                    ---------------------------
                                           Name:    Carole A. Masters
                                           Title:   Vice President and Counsel








         Date: November 12, 2001

                                  EXHIBIT INDEX
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Exhibit Number                                    Exhibit
--------------                                    -------
99.1                                              Press release, dated November 12, 2001, regarding the announcement of a definitive agreement to acquire a majority interest in Kayne Anderson
                                                  Rudnick Investment Management, LLC.
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



                                  Exhibit 99.1


[GRAPHIC OMITTED][GRAPHIC OMITTED]

Contact: Sharon Bray o Phoenix Investment Partners o (860) 403-5748 Ralph Walter o Kayne Anderson Rudnick o (310) 712-2929

       Phoenix Investment Partners to Acquire A Majority Interest in Kayne
           Anderson Rudnick, Supports Managed Account Growth Strategy

      Second money manager acquisition announced within 30 days will add $7 billion in AUM

     Hartford, Conn. and Los Angeles, Calif. November 12, 2001 --- Phoenix Investment Partners, Ltd., the wholly owned asset management subsidiary of The Phoenix Companies, Inc. (NYSE: PNX), announced it has signed a definitive agreement to acquire a majority interest in Kayne Anderson Rudnick Investment Management, LLC, a 17-year-old Los Angeles-based investment firm managing over $7 billion in assets. Kayne Anderson Rudnick applies a disciplined "Quality at a Reasonable Price" investment philosophy to a broad range of equity and fixed-income products primarily for the sponsored managed account, high-net-worth and institutional markets. The addition of Kayne Anderson Rudnick will expand Phoenix's diversified investment capabilities and asset base and support the firm's managed account growth strategy.

     "We are impressed with Kayne Anderson Rudnick's commitment to quality and disciplined management of client assets, and we are pleased to partner with such a reputable and well-established firm in the managed account industry," said Philip R. McLoughlin, Phoenix Investment Partners' Chairman and Chief Executive Officer. "Kayne Anderson Rudnick's sponsored managed account business, combined with Phoenix's existing capabilities, will enhance this segment of our retail business."

     Kayne Anderson Rudnick's Chief Executive Officer Richard A. Kayne said, "We are extremely excited about our new partnership with Phoenix Investment Partners, and are confident the relationship will be mutually beneficial. This alliance will allow us the opportunity to grow by leveraging Phoenix's distribution and support resources. As part of the Phoenix organization, we will be able to maintain our distinct culture and investment philosophy - the essence of our firm."

     Under the agreement, Phoenix will purchase an initial 60 percent interest in Kayne Anderson Rudnick Investment Management LLC for an amount to be paid in cash based upon management fee revenues at close. An additional payment may be made based upon management fee revenue growth of the purchased business through 2003. The agreement further provides for Phoenix to increase its interest by 15 percent by 2007. The remaining ownership interests will be retained primarily by Kayne Anderson Rudnick portfolio and executive management. The transaction is expected to close in the first quarter of 2002 following receipt of all necessary client approvals. The transaction does not include KA Associates, a broker/dealer, or Kayne Anderson Capital Advisors LP, an alternative investments advisor.

     Kayne Anderson Rudnick's investment management operations will remain unchanged, and existing management will continue to be responsible for day-to-day management of the firm. Certain key portfolio and executive management team members, including Chief Executive Officer Richard Kayne and Chief Investment Officer Allan Rudnick, have signed long-term employment contracts with the firm.

     Upon completion of this transaction and the acquisition of Capital West Asset Management, which was announced on October 15, Phoenix Investment Partners will have eleven investment affiliates, with seven participating in sponsored managed account programs. Each affiliate operates independently in the management of assets. Phoenix provides centralized support to the affiliates in the form of distribution, marketing, product development, compliance and operations.

     Phoenix Investment Partners is being advised by De Guardiola Advisors, which has represented the firm in previous transactions, including the pending acquisition of Capital West Asset Management. Kayne Anderson Rudnick is being represented by Putnam Lovell Securities Inc.

     Kayne Anderson Rudnick Investment Management, LLC is a registered investment advisor based in Los Angeles, managing over $7 billion in assets as of September 30, 2001, for high-net-worth individuals, endowments, foundations, corporations, public funds and pension plans. The firm was founded by Richard A. Kayne and John E. Anderson in 1984, and in 1989, Allan Rudnick joined the firm as President and Chief Investment Officer, when the firm launched its disciplined, high-quality investment approach. For more information on the company and its portfolios, visit www.kayne.com.

     Phoenix Investment Partners, Ltd., managing $54.8 billion as of June 30, 2001, is the wholly owned investment subsidiary of The Phoenix Companies, Inc. (NYSE: PNX). Phoenix Investment Partners provides individuals and institutions with disciplined money management through nine subsidiaries and strategic partners, excluding the pending acquisitions of Kayne Anderson Rudnick and Capital West, and offers an array of managed accounts, mutual funds, closed-end funds, alternative financial products, and institutional management services. For more information, visit www.phoenixinvestments.com.

     With a history dating to 1851, The Phoenix Companies, Inc. is a leading provider of wealth management products and services to individuals and businesses. Through a variety of advisors and financial services firms, Phoenix helps the affluent and high net worth accumulate, preserve and transfer their wealth with an innovative portfolio of insurance, annuity and investment management products and services. Both Phoenix's and Phoenix Investment Partners' corporate offices are in Hartford, Conn.